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                                                                      EXHIBIT 22



                      TRANS WORLD ENTERTAINMENT CORPORATION

                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT

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      Name of Significant                                                             Name(s) Under Which the
           Subsidiary                     State of Incorporation                      Subsidiary Does Business
     -----------------------        -----------------------------------            -------------------------------

     Media Logic, Inc.                           New York                          Media Logic, Inc.

     Record Town, Inc.                           New York                          Record Town
                                                                                   Saturday Matinee
                                                                                   Movies Plus
                                                                                   Tape World
                                                                                   Coconuts
                                                                                   Music World
                                                                                   F.Y.E. (For Your Entertainment)
                                                                                   Strawberries
                                                                                   Waxie Maxie
                                                                                   Planet Music
                                                                                   Camelot Music
                                                                                   The Wall

     Record Town Michigan, Inc                   Delaware                          Record Town
                                                                                   Saturday Matinee
                                                                                   Tape World

     Record Town Minnesota, Inc.                 Delaware                          Record Town

     Spec's Music, Inc.                          Florida                           Spec's Music

     Trans World New York, Inc.                  New York                          Trans World New York, Inc.

     Trans World Management Company              New York                          Trans World Management Company

     TWEC.com.                                   Delaware                          TWEC.com

     Trans World Florida, Inc.                   Florida                           Trans World Florida, Inc.
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